Exhibit 10.1
BELLRING BRANDS, INC. SENIOR MANAGEMENT BONUS PROGRAM
Article I – Purpose
The purpose of the Senior Management Bonus Program (the “Program”) is to focus senior management employees on critical business objectives of BellRing Brands, Inc. and its subsidiaries and to encourage superior performance to meet identified metrics that drive shareholder value.
This Program shall be effective November 20, 2019 and shall continue in effect until terminated by the Committee in accordance with Section 6.1.
Article II – Definitions and Rules of Construction
The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:
2.1    “Award” means any bonus payable under the terms of the Program. An amount of an Award may be expressed as a percentage of a Participant’s Base Salary, a specific dollar amount, or such other measure or terms the Committee may determine for each Participant for any Program Year. Bonuses may be payable in (a) cash, (b) shares of the Company’s Class A common stock, (c) in the form of an equity or equity-based award issued under the Company’s long-term incentive plan in effect from time to time, or (d) a combination of any or all of (a), (b) and (c).
2.2    “Base Salary” means as to any Program Year, 100% of the Participant’s annualized salary rate on the last day of the Program Year. Such Base Salary shall be before both (a) deduction for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored plans.
2.3    “Beneficiary” means the person or persons designated by a Participant, or otherwise entitled to receive an Award that remains undistributed at Participant’s death, in accordance with the terms of this Program and such rules and procedures as may be established by the Committee from time to time.
2.4    “Board” means the Board of Directors of the Company.
2.5    “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.
2.6    “Committee” means the Corporate Governance and Compensation Committee of the Board of BellRing Brands, Inc.
2.7    “Company” means BellRing Brands, Inc., a Delaware corporation, or any successor to all or substantially of all of its businesses by merger, consolidation, purchase of assets or otherwise.
2.8    “Determination Date” typically means as to any Program Year, (a) the first day of the Program Year, or (b) any date that is on or before the 90th day of the Program Year. Notwithstanding the foregoing, except with respect to any Award that is intended to qualify as “performance-based compensation” for purposes of Section 409A of the Code, the Determination Date may be later if the Committee determines that the outcome of any Performance Goal established on the Determination Date is substantially uncertain at the time established by the Committee.
2.9    “Participant” means any individual holding a senior management position and who is employed by the Company or any of its subsidiaries and who is selected by the Committee for participation in this Program for that Program Year. Participants are typically executive officers as defined by Section 16 of the Securities Exchange Act of 1934, as amended.

2.10    “Performance Goals” means performance goals established by the Committee with respect to any Potential Award. Notwithstanding anything in this Program document or otherwise to the contrary, the Performance Goals applicable to any Award that is intended to qualify as “performance-based compensation” for purposes of Section 409A of the Code will be established and administered in accordance with the requirements of Section 1.409A-1(e) of the regulations promulgated under Section 409A of the Code.
2.11    “Performance Period” means the Program Year.
2.12    “Potential Award” means an Award which is potentially payable to a Participant, the terms of which are established by the Committee as of the Determination Date for a Program Year. The terms of a Potential Award relate to that Program Year and can be exclusively performance-based, with Performance Goals, or can involve a combination of performance-based criteria and individual performance-based assessments, as the Committee, in its sole discretion, may determine.
2.13    “Program” means this BellRing Brands, Inc. Senior Management Bonus Program, as may be amended from time to time.
2.14    “Program Year” means the fiscal year of the Company, which ends on September 30.
Article III – Eligibility and Determination of Awards
3.1    Eligibility. On or prior to the Determination Date, the Committee, in its sole discretion, shall select the senior management employees who shall be Participants for the Program Year.
3.2    Determination of Performance Goals and Potential Awards. On or prior to the Determination Date, the Committee, in its sole discretion, shall establish the terms of the Potential Award for each Participant for the Program Year and any Performance Goals applicable to all, or a portion of, the Potential Award. To the extent that all, or a portion, of the Participant’s Potential Award is performance-based, such Potential Award shall be contingent upon the attainment of the Participant’s Performance Goals. The Committee may elect to establish alternative payment formulae for the Potential Awards based upon the attainment of alternative Performance Goals for the Program Year. Each Participant’s Performance Goals and Potential Award shall be set forth in writing and presented to the Participant. The outcome of any Performance Goal must be substantially uncertain at the time it is established by the Committee. Additionally, in the writing which establishes the Performance Goals for a particular Program Year, the Committee may, in its discretion, identify extraordinary, non-recurring events (in addition to those contained in Section 5.3 of this Program document) which may cause the Committee to adjust the formulae for calculating the Performance Goals after they are established. Notwithstanding anything to the contrary in this Program document or otherwise, with respect to any Award that is intended to qualify as “performance-based compensation” for purposes of Section 409A of the Code, the Performance Goals and the determination of achievement will be done in accordance with the requirements of Section 1.409A-1(e) of the regulations promulgated under Section 409A of the Code.
3.3    Determination of Awards. After the end of each Program Year, the Committee shall certify in writing the extent to which the Performance Goals applicable to each Participant for that Program Year were achieved or exceeded. For this purpose, approved minutes of a meeting of the Committee shall be treated as written certification. The Committee shall also determine if the criteria for any non-performance-based Potential Awards have been attained. If applicable Performance Goals and other criteria were attained, the Committee shall determine Awards payable to each Participant in accordance with the terms of their Potential Awards. Notwithstanding any contrary provision of the Program or the terms to any Potential Awards, the Committee, in its sole discretion, may eliminate or reduce the Award payable to any Participant below that which otherwise would be payable under the terms of the Potential Award, if a Participant terminates employment with the Company prior to the end of a Program Year for which a Potential Award has been established. The Committee may, in its sole discretion, grant an Award proportionately based on the date of termination. Notwithstanding anything to the contrary in this Program document or otherwise, with respect to any Award that is intended to qualify as “performance-based compensation” for purposes of Section 409A of the Code, the provisions of this Section 3.3 shall be administered in accordance with the requirements of Section 1.409A-1(e) of the regulations promulgated under Section 409A of the Code so as to preserve such treatment.
Article IV – Payment of Awards
4.1    Right to Receive a Payment. No Participant or other person shall have any rights with respect to the Program, or to any Potential Award prior to: (a) the completion of the Program Year with respect to such award, (b) the Committee’s certification as to the attainment of any applicable Performance Goals, and (c) if applicable, prior to the satisfaction of any additional vesting conditions contained in an equity or equity-based award issued under the Company’s long-term incentive plan as payment for an Award. Notwithstanding anything to the contrary herein, the Committee, in its sole discretion, may eliminate, reduce or, solely with respect to Awards not intended to qualify as “performance-based compensation” for purposes of Section 409A of the Code, increase an Award payable to any Participant below or above, as applicable, that which would otherwise be payable under the terms of the Participant’s Potential Award. Furthermore, in the event of a Participant’s death, the Committee may, in its sole discretion, determinate an amount payable under an Award prior to the certification or to the attainment of any applicable Performance Goals.
4.2    Timing and Form of Payment. Except as provided above in connection with a Participant’s death, payment of each Award shall be made no sooner than the date the Committee certifies that applicable Performance Goals for a Program Year (or series of Program Years) and/or otherwise determines the amount of each Award and otherwise no later than March 15 of the year following the Program Year during which the Award was earned, subject to the Committee’s right to determine that all or a portion of any Award shall be paid on a deferred basis in accordance with the requirements of Section 409A of the Code. Unless otherwise specified by the Committee, if an Award is to be paid in cash (or its equivalent), it shall be paid in a single lump sum.
4.3    Designation of Beneficiary. A Participant shall designate a Beneficiary on a form to be supplied by the Human Resources Department of the Company. The Beneficiary designation may be changed by the Participant at any time, but any change shall not be effective until the Beneficiary designation form completed by the Participant is delivered to and received by the Human Resources Department. In the event that Human Resources receives more than one Beneficiary designation form from the Participant, the form bearing the most recent date shall be controlling. The Committee reserves the right to review and approve Beneficiary designations. Notwithstanding anything in this Program document to the contrary, the beneficiary or beneficiaries of any portion of an Award that is paid in the form of an equity or equity-based award issued under the Company’s long-term incentive plan shall be designated in accordance the procedures specified in the applicable long-term incentive plan.
4.4    Payment upon Death. Upon the death of a Participant, the amount of any Award payable to that Participant shall be determined by the Committee in its sole discretion considering the attainment of applicable Performance Goals and the Company shall make payment of such Award to the Participant’s designated Beneficiary not later than March 15 following the Program Year in which the Participant died. If the Human Resources Department does not have a valid Beneficiary designation of a Participant at the time of the Participant’s death, then the Participant’s Beneficiary shall be the Participant’s estate. Notwithstanding the foregoing, if at the time of death, the Committee has made a determination that any Award payable would be paid in shares of the Company’s Class A common stock or in the form of an equity or equity-based award issued under the Company’s long-term incentive plan and such shares or equity or equity-based award have not been issued to a Participant, any Award that may become payable to the Beneficiary may be made in cash (or its equivalent) based upon the fair market value of the Company’s Class A common stock and otherwise in accordance with the terms of the long-term incentive plan, if applicable.
4.5    Withholding of Taxes/Offset. The Company shall deduct from any payment, or otherwise collect from the Participant, any taxes required to be withheld by federal, state or local governments in connection with any Award. No opinion is expressed nor warranties made as to the effect for federal, state, or local tax purposes of any Award. If at any time prior to any payment a Participant is indebted to the Company (including any clawback policy adopted or implemented by the Board or Committee in respect of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010), the Company has the right to offset against the payment amount the amount of the

Participant’s indebtedness, but only to the extent such offset is permissible under and would not trigger adverse tax consequences under Code Section 409A.
Article V – Program Administration
5.1    Powers of the Committee. The Committee shall have exclusive authority and discretion to administer and interpret the Program and, in connection therewith, have the power to establish rules in connection with the administration of the Program and perform all other acts that they believe reasonable and proper, including the power to delegate responsibility to others to assist it in administering the Program. In making any determinations under the Program, including certifications as to the attainment of Performance Goals, the Committee shall be entitled to rely on reports, opinions or statements of officers or employees of the Company, as well as those of counsel, public accountants and other professional or expert persons. All determinations, interpretations and other decisions under or with respect to the Program or any Award by the Committee shall be final, conclusive and binding upon all parties, including without limitation, the Company, any employee, executive officer and any other person with rights to any Award under the Program, and no member of the Committee shall be subject to individual liability with respect to the Program or any Awards thereunder.
5.2    Delegation of the Committee. The Committee, in its sole discretion, may delegate administrative duties under the Program to one or more directors and/or officers of the Company; provided, however, that the Committee may not delegate its responsibility to make Awards to Participants of this Program, and provided further that any delegation can only be made in accordance with applicable laws or securities listing standards.
5.3    Adjustments. The Committee is authorized, in its sole discretion, to adjust or modify the calculation of a Performance Goal for a Performance Period in connection with any one or more of the following events: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting standards or principles, or other laws or regulatory rules affecting reporting results; (d) any reorganization/restructuring programs; (e) significant unusual or infrequently occurring items (as determined by under Generally Accepted Accounting Principles) excluded from the determination of ordinary income or loss in the Company’s financial statements and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s periodic reports; and (f) acquisitions or divestitures.
5.4    Expenses/Funding. All expenses of the Committee with respect to the Program shall be paid by the Company. The Program shall be unfunded, and the Company shall not be required to segregate any assets which may at any time be awarded under the Program.
Article VI – Amendment or Termination of Program
6.1    Power to Amend or Terminate Program. The Committee may amend, modify or terminate this Program at any time and for any reason.
6.2    When Amendments Take Effect. A resolution amending or terminating the Program becomes effective as of the date specified therein. No amendment may be made that retroactively deprives a Participant of any benefit accrued before the date of the amendment.
Article VII – Miscellaneous
7.1    Program Not a Contract of Employment. The adoption and maintenance of the Program does not constitute a contract of employment between the Company and any Participant or consideration for the employment of any person. Nothing herein contained gives any Participant the right to be retained in the employ of the Company or derogates the right of the Company to discharge any Participant at any time, with or without notice, without regard to the effect of such discharge upon his or her rights as a Participant in the Program.
7.2    Severability. If any provision of this Program is determined to be invalid or illegal, the remaining provisions shall be effective and shall be interpreted as if the invalid or illegal provision did not exist, unless the illegal or invalid provision is of such materiality that its omission defeats the purpose of the parties in entering into this Program.
7.3    Choice of Law. This Program shall be construed in accordance with and governed by the laws of the State of Missouri determined without regard to its choice of law provisions.
7.4    Section 409A. The payments hereunder are intended to comply with or be exempt from Section 409A of the Code (“Code Section 409A”). Any installment payment hereunder shall be treated as a separate payment for purposes of Code Section 409A. Notwithstanding anything herein to the contrary, to the extent applicable, if the Participant is a “specified employee” within the meaning of Code Section 409A, and to the extent necessary to avoid the adverse tax consequences under Code Section 409A, no portion of his or her Award shall be paid on account of a “separation from service,” as defined by Code Section 409A, before the earlier of (a) the date which is six months following the date of the Participant’s separation from service, or (b) the date of death of the Participant. Amounts that would have been paid during such delay will be paid on the first business day following the six-month delay.